EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, no par value, of AdCare Health Systems, Inc., a Georgia corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 25, 2014

PARK CITY CAPITAL OFFSHORE MASTER, LTD.		PARK CITY CAPITAL, LLC

By:	/s/ Michael J. Fox	By:	/s/ Michael J. Fox
	Michael J. Fox,		Michael J. Fox,
	Director		Manager

PCC SOF GP LLC		MICHAEL J. FOX

By:	/s/ Michael J. Fox	By:	/s/ Michael J. Fox
	Michael J. Fox,		Michael J. Fox
Managing Member

PARK CITY CAPITAL SPECIAL OPPORTUNITY FUND, LP		CCM OPPORTUNISTIC PARTNERS, LP

By:	PCC SOF GP LLC, its general partner	By:	CCM Opportunistic Partners GP, LP, its general partner

By:	/s/ Michael J. Fox	By:	CCM GP, LLC, its general partner
Michael J. Fox,
	Managing Member	By:	/s/ A. John Knapp, Jr.
A. John Knapp, Jr.,
Manager

CCM OPPORTUNISTIC ADVISORS, LLC		A. JOHN KNAPP, JR.

By:	/s/ A. John Knapp, Jr.	By:	/s/ A. John Knapp, Jr.
	A. John Knapp, Jr.,		A. John Knapp, Jr.
Manager